SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HATTERAS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	26-1141886
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3288 Robinhood Road

Suite 100

Winston Salem, North Carolina 27106

(Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-149314

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	New York Stock Exchange, Inc.

Securities registered pursuant to Section 12(g) of the Act:     None

(Title of class)

ITEM 1.	Description of the Registrant’s Securities to be Registered

The description of the common stock of Hatteras Financial Corp. (the “Registrant”) registered hereby is incorporated by reference from the “Description of Stock” section of the Registrant’s Form S-11 (Registration No. 333-149314) filed February 20, 2008, as amended, with the Securities and Exchange Commission. Such description will be included in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description shall be deemed to be incorporated by reference into this registration statement.

ITEM 2.	Exhibits

3	Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-11 filed February 20, 2008, as amended.

3.1	Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-11 filed February 20, 2008, as amended.

3.2	Form of certificate representing the Common Stock, incorporated by reference to Exhibit 4 to the Registrant’s S-11 filed on February 20, 2008, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HATTERAS FINANCIAL CORP.

Date: April 23, 2008	By:	/s/ Michael R. Hough
	Name:	Michael R. Hough
	Title:	Chairman and Chief Executive Officer